AGREEMENT

         This Agreement is made and entered into as of the 29th day of December, 1995, by and among the following parties: ILX Incorporated, an Arizona corporation ("ILX"), Martori Enterprises Incorporated, an Arizona corporation ("MEI"), Los Abrigados Partners Limited Partnership, an Arizona limited partnership ("LAP"), Red Rock Collection Incorporated, an Arizona corporation ("RRC"), Edward John Martori ("EJM") and Joseph P. Martori as Trustee for Cynthia J. Polich Irrevocable Trust dated June 1, 1989 ("Polich").

                                R E C I T A L S:

         A. The parties desire to effect certain transactions whereby certain existing agreements will be modified or otherwise affected; namely those agreements represented by the following documents:

         Installment Promissory Note in the face amount of $1,000,000 dated October 1, 1994 made by ILX payable to EJM (the "EJM/LAP Note"), which note is secured by ILX's Class A limited partnership interest in LAP.

         Promissory Note in the face amount of $900,000 dated July 27, 1995 made by LAP and ILX payable to EJM and Polich in accordance with their respective participation interests therein (the "EJM/Polich Note"), which note is secured by 320 timeshare weeks in the Sedona Vacation Club at Los Abrigados ("Weeks") as represented by that certain Deed of Trust and Assignment of Rents dated July 27, 1995 and recorded July 27, 1995 in the Official Records of Coconino County at Instrument No. 95-21171 (the "EJM/Polich Deed of Trust").

         Guarantee Fee Agreement dated as of September 9, 1991 between Arthur J. Martori ("AJM") and Alan R. Mishkin and LAP (the "Guarantee Fee Agreement"), AJM's interest under which was assigned to MEI pursuant to that certain Memorandum of Guaranty/Partnership Interest Exchange Agreement dated as of January 1, 1993 between MEI and Arthur J. Martori and Sue L.
         Martori.

         B. EJM and RRC desire to enter into a sale/leaseback transaction involving the real property presently owned and occupied by RRC located at 3840
N. 16th Street, Phoenix, Arizona (the "RRC Building"), which real property was recently independently appraised at $465,000.

         C. The parties desire to memorialize said transactions by this one, all-inclusive agreement.

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                               A G R E E M E N T:

         1. Modification of EJM Note. Effective after the January 1, 1996 payment, the EJM/LAP Note shall be amended and restated by the form of Installment Promissory Note attached hereto as Exhibit "A" so as to be modified so that the indented portion of the first paragraph thereof reads as follows:

         Installments of interest only shall be payable quarterly on the first day of January, April, July, and October of each year commencing April 1, 1996. The entire unpaid principal balance, together with all accrued and unpaid interest thereon and other costs payable hereunder, shall be paid in full on December 31, 1999.

Upon maturity of the EJM/LAP Note, EJM shall have the option to convert all or any portion of the note balance into ILX common stock at a price of $2.00 per share; provided, however, that any such exercise shall not cause EJM's interest, direct or indirect, in ILX to exceed 50%.

Except as specifically provided herein, the EJM/LAP Note (as amended and restated) and security therefor shall remain in full force and effect and unamended hereby.

         2. Modification of EJM/Polich Note. Effective after the January 1, 1996 payment, and further subject to the simultaneous modifications described hereinafter, the EJM/Polich Note shall be substituted with two notes, one payable to EJM in the face amount of $550,000 (the "EJM/SVC Note") and one payable to Polich in the face amount of $350,000 (the "Polich/SVC Note"). Both such notes shall be in substantially the same format as the EJM/Polich Note, except that the Note Rate in each shall be reduced to 10% and they shall each be further modified so that the indented portions of the first paragraphs thereof read as follows:

         Payments of interest only shall be made quarterly on the first day of January, April, July, and October of each year commencing April 1, 1996. The entire unpaid principal balance, together with all accrued and unpaid interest thereon and other costs payable hereunder, shall be paid in full on December 31, 1999.

Simultaneously, 100 Weeks under the EJM/Polich Deed of Trust shall be released in accordance with the form of Deed of Partial Release and Partial Reconveyance attached hereto as Exhibit "B", and the following additional modifications shall be made:

         A. Polich/SVC Note. The makers of the Polich/SVC Note shall make a cash payment to Polich on or before January 5, 1996 such that the Polich/SVC Note shall be reduced to a face amount of $250,000. The Polich/SVC Note (as so reduced) shall

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
         be secured by 120 of the 220 Weeks remaining subject to the EJM/Polich Deed of Trust by the execution and recordation of the Assignment of Beneficial Interest Under Deed of Trust in the form attached hereto as Exhibit "C". Upon maturity of the Polich/SVC Note, Polich shall have the option to convert all or any portion of the note balance into ILX common stock at a price of $2.00 per share; provided, however, that any such exercise shall not cause Polich's interest, direct or indirect, in ILX to exceed 50%. The Polich/SVC Note (taking into account all of the simultaneous modifications described in this Agreement) shall be in the form attached hereto as Exhibit "D".

         B. EJM/SVC Note. As payment by EJM of part of the Purchase Price for the RRC Building (as such terms are defined and such transaction is described hereinafter), the makers of the EJM/SVC Note shall credit the account of RRC on their books in the amount of $320,000 and the EJM/SVC Note shall be reduced to a face amount of $230,000 (the "Initial Note Reduction"). The EJM/SVC Note (as so reduced) shall be secured by 100 of the 220 Weeks remaining subject to the EJM/Polich Deed of Trust by the execution and recordation of the Assignment of Beneficial Interest Under Deed of Trust in the form attached hereto as Exhibit "C". Upon maturity of the EJM/SVC Note, EJM shall have the option to convert all or any portion of the note balance into ILX common stock at a price of $2.00 per share; provided, however, that any such exercise shall not cause EJM's interest, direct or indirect, in ILX to exceed 50%. The EJM/SVC Note (taking into account all of the simultaneous modifications described in this Agreement) shall be in the form attached hereto as Exhibit "E". Notwithstanding the foregoing, the EJM/SVC Note shall be subject to further future reductions as described below.

         3. Acquisition of RRC Building. EJM agrees to purchase from RRC, and RRC agrees to sell to EJM, the RRC Building at a price of $500,000, with closing to occur on or before December 29, 1995 by recordation of a Warranty Deed (along with an Affidavit of Real Property Value) in the form attached hereto as Exhibit "F". The Purchase Price shall be payable $320,000 by the Initial Note Reduction with the $180,000 balance payable by "Subsequent Note Reductions" as hereinafter described. RRC agrees to pay the last half 1995 taxes on or before the payment due date thereof. Additional terms and conditions of the purchase and sale transaction shall be as appears in Escrow Instructions attached hereto as Exhibit "G".

EJM agrees to acquire the RRC Building subject to RRC's outstanding purchase money obligation represented by that certain All-Inclusive Purchase Money Promissory Note Secured by All-Inclusive Purchase Money Deed of Trust in the face amount of $225,000 dated January 18, 1994 made by RRC payable to GPH Properties, Inc. ("GPH") (the

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"GPH Note"),  which note is secured by the RRC Building pursuant to that certain
All-Inclusive Purchase Money Deed of Trust and Assignment of Rents dated January 18, 1994 and recorded February 17, 1994 in the Official Records of Maricopa County at Instrument No. 94-0135554 and re-recorded November 4, 1994 at Instrument No. 94-0791828 (the "GPH Deed of Trust"), as well as the underlying note and deed of trust. RRC warrants that the current principal balance under the GPH Note is $180,000.

RRC hereby affirms and agrees to honor all remaining monetary and non-monetary obligations under the GPH note and the GPH Deed of Trust (the "Obligations"). ILX and LAP, solely for the benefit of EJM and not for the benefit of GPH or any other third party, each hereby guarantees the Obligations. With respect to the principal payment to be made in 1996 and the principal and interest payments to be made thereafter under the GPH Note by or on behalf of RRC, as each such payment is made, the makers of the EJM/SVC Note shall credit the account of RRC on their books the amount of such payment and the outstanding balance of principal under the EJM/SVC Note shall be reduced (the "Subsequent Note Reductions").

         4. Lease of RRC Building. Commencing December 29, 1995, EJM shall lease to RRC the RRC Building at an annual rental of $48,000 payable $4,000 monthly on a triple net basis. The term of the lease shall be one (1) year with four one year options to renew by RRC. The lease shall be in the form attached hereto as Exhibit "H".

         5. Guarantee Fee and Holdback Payments. Effective after the January 1, 1996 fee and payment, and in consideration of $160,000 payable by LAP as described below, MEI hereby forever relinquishes and waives its rights under the Guarantee Fee Agreement to the guarantee fee and holdback payments as may be accrued and unpaid on, due on or due after such effective date. Said sum shall be payable $60,000 in cash on or before January 5, 1996 with the $100,000 balance represented by a promissory note substantially in the form attached hereto as Exhibit "I".

         6. Miscellaneous Provisions. Any notice hereunder shall be given in writing and hand-delivered. The provisions of this Agreement shall be governed and interpreted in accordance with the laws of the State of Arizona. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This instrument contains the entire agreement of the parties and may not be modified except by a writing signed by the parties affected thereby. Each provision of this Agreement is divisible and separable from all others and the parties agree that each such provision shall be fully enforceable notwithstanding the fact that one or more other provisions may be determined to be illegal or otherwise unenforceable in whole or in part. Should one or more of the provisions of this Agreement be determined to be illegal, wholly or partially unenforceable, or

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unreasonable, the parties hereby empower the Court to enforce any such provision to the fullest extent being possible under Arizona law. Each of the parties hereto agrees in good faith to execute such further or additional documents as may be necessary or appropriate to fully carry out the intent and purpose of this Agreement. Time shall be of the essence in the performance of each and every term of this Agreement. If any action is brought by either party in respect of its rights under this Agreement, the substantially prevailing party shall be entitled to recover from the other party its court costs, and reasonable attorneys' fees as determined by the Court, to the maximum extent permitted by law. No waiver by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy upon a breach hereof shall constitute a waiver of such remedy. No waiver shall effect or alter the remainder of this Agreement, but each and every covenant, agreement, term and condition thereof shall continue in full force and effect with respect to any then existing or subsequent breach of this Agreement. This Agreement may be executed in several counterparts, all of which taken together shall constitute one Agreement binding upon all of the parties, notwithstanding that all of the parties are not signatories to the original or the same counterpart.

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Effective as of the date and year first above written.

ILX Incorporated

By: /s/ Nancy J. Stone
   --------------------------
Its: Executive Vice President
   --------------------------


Martori Enterprises Incorporated

By: /s/ Joseph P. Martori
   --------------------------
Its: Chairman
   --------------------------


Los Abrigados Partners Limited Partnership

By:      ILE Sedona Incorporated,
         General Partner

         By: /s/ Nancy J. Stone
            ----------------------
         Its: Vice President
            ----------------------


Red Rock Collection Incorporated

By: /s/ Michael Stone
   --------------------------
Its: President
   --------------------------


/s/ Edward John Martori
------------------------
    Edward John Martori


/s/ Joseph P. Martori Trustee
--------------------------------
Joseph P. Martori as Trustee
for Cynthia J. Polich Irrevocable
Trust dated June 1, 1989

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